Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made as of the 13th day of July, 2004, by and between Pilot Watertown Apartments LLC, a Delaware limited liability company (“Seller”), and The Hamilton Company, Inc., a Massachusetts corporation, or its nominee (“Buyer”), and joined in for the limited purposes set forth herein by Commonwealth Land Title Insurance Company, a Pennsylvania corporation, as escrow agent (“Escrow Agent”).

BACKGROUND

A.                                   This Agreement is made with reference to the following real and personal property (collectively, the “Property”):

(1)                                  Those certain parcels of real property, located in Watertown, Massachusetts, as more particularly described in Exhibit A hereto, together with all easements, rights and privileges appurtenant thereto (the “Land”) and commonly referred to as “Whitney on Main;”

(2)                                  The buildings (the “Buildings”), together with all improvements appurtenant thereto (the Buildings and such improvements being hereinafter collectively referred to as the “Improvements,” and the Land and the Improvements being hereinafter collectively referred to as the “Real Property”);

(3)                                  All fixtures, equipment, furniture, furnishings, appliances, supplies and other personal property of every nature and description attached or pertaining to, or otherwise used in connection with, the Real Property, owned by Seller and located within the Real Property (the “Personalty”); and

(4)                                  All intangible property used or useful in connection with the foregoing, including, without limitation, all assignable contract rights, guarantees, licenses, permits and warranties.

B.                                     Seller is prepared to sell, transfer and convey the Property to Buyer, and Buyer is prepared to purchase and accept the same from Seller, all for the purchase price and on the other terms and conditions hereinafter set forth.

TERMS AND CONDITIONS

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree:

1.                                       Sale and Purchase.  Seller hereby agrees to sell, transfer and convey the Property to Buyer, and Buyer hereby agrees to purchase and accept the Property from Seller, in each case for the purchase price and on and subject to the other terms and conditions set forth in this Agreement.

2.                                       Purchase Price.  The purchase price for the Property (the “Purchase Price”) shall be Fifty-Six Million Dollars ($56,000,000.00), which, subject to the terms and conditions hereinafter set forth, shall be paid to Seller by Buyer as follows:

2.1.                              Deposit.  Concurrent with the execution and delivery of this Agreement by Buyer, Buyer shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, a cash deposit in the amount of Five Hundred Thousand Dollars ($500,000.00) (the “Initial Deposit”).  At the expiration of the Inspection Period (as hereinafter defined), Buyer shall deliver to Escrow Agent, in immediately available funds, to be held in escrow and delivered in accordance with this Agreement, an additional cash deposit in the amount of Five Hundred Thousand Dollars ($500,000.00) (the “Additional Deposit”) (the Initial Deposit and the Additional Deposit, together with interest earned thereon, shall be referred to herein as the “Deposit”).

2.2.                              Payment at Closing; Funding Agreement.  At the consummation of the transaction contemplated hereby (the “Closing”), Buyer shall deliver to Escrow Agent cash in an amount equal to the Purchase Price less the Deposit.  The Purchase Price, subject to adjustments and apportionments as set forth herein, shall be paid at Closing by wire transfer of immediately available federal funds, transferred to the order or account of Seller or such other person as Seller may designate in writing.

The delivery and recording of documents and the disbursement of funds shall be effectuated at the Closing by the use of a Funding and Escrow Agreement substantially in the form of Exhibit B attached hereto.

3.                                       Representations and Warranties of Seller.  Subject to all matters disclosed in any document delivered to Buyer by or on behalf of Seller or on any exhibit attached hereto, and subject to any information discovered by Buyer or other information disclosed to Buyer by Seller or any other person after the date hereof and prior to the Closing (all such matters being referred to herein as “Exception Matters”), Seller represents and warrants to Buyer as of the date hereof as follows:

3.1.                              Authority.  Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement by Seller have been duly authorized.

3.2.                              No Conflict.  To the best of Seller’s actual knowledge, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Seller do not and will not conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the Property or assets of the Seller by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Seller is a party or which is or purports to be binding upon Seller or which otherwise affects Seller, which will not be discharged, assumed or released at Closing.  To the best of Seller’s actual knowledge, no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Seller in accordance with its terms.

3.3.                              Leases and Financial Statements.  To the best of Seller’s actual knowledge, there are no leases or occupancy agreements currently in effect which affect the Property other than those listed on Exhibit C (together with such additional leases approved or permitted pursuant to Section 6 hereof (the “Leases”)).  Seller further represents and warrants that, except as set forth in Exhibit C, to the best Seller’s actual knowledge, Seller has paid in full all expenses connected with the negotiation, execution and delivery of the Leases which are due and owing as of the date hereof, including without limitation brokers’ commissions, leasing fees and recording fees (but excluding any such commissions or fees attributable to extension, renewal or expansion options exercised after the date of Closing).  Within three (3) days after the full execution and delivery of this Agreement, Seller shall deliver to Buyer copies of all Leases, or make the Leases available for review by the Buyer at the office of the Seller’s property manager.  In addition, concurrently, the Seller shall also deliver to Buyer copies of the Seller’s operating statements showing the expenses for the Property for the current year, and for all prior years since Seller acquired the Property.  Seller represents and warrants that the operating statements that it will deliver to Buyer will be those that have been relied upon by Seller in its operation of the Property; it being understood that Seller is not representing and warranting as to the accuracy of the operating statements.

3.4.                              Contracts.  To the best of Seller’s actual knowledge, there are no construction, management, leasing, service, equipment, supply, maintenance or concession agreements in effect with respect to the Real Property except as set forth in Exhibit D  (collectively, the “Contracts”).  Not later than three (3) days after the full execution and delivery of this Agreement, Seller shall deliver a copy of each Contract to Buyer.  All assignable Contracts in effect on the date of Closing, which are terminable on thirty (30) days (or less) notice, shall be assigned to and assumed by Buyer at Closing.

3.5.                              Warranties.  Not later than three (3) days after the full execution and delivery of this Agreement, Seller shall deliver to Buyer a copy of each assignable guaranty or warranty (collectively, “Warranties”) in effect as of the date of Seller’s execution of this Agreement which relates to the design or construction of the Improvements or the installation, use or repair of any Personalty, and which are in Seller’s actual possession.

3.6.                              Litigation.  To the best of Seller’s actual knowledge, there is no material action, suit or proceeding pending or threatened against or affecting the Property, or arising out of the ownership, management or operation of the Real Property, this Agreement or the transactions contemplated hereby.

3.7.                              FIRPTA.  Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

3A.                             Limitations Regarding Representations and Warranties.  As used in this Agreement, or in any other agreement, document, certificate or instrument delivered by Seller to Buyer, the phrase “to the best of Seller’s actual knowledge”, “to the best of Seller’s knowledge” or any similar phrase shall mean the actual, not constructive or imputed, knowledge of Julie Kittler, of AEW Capital Management, L.P., and Eden Milroy, without any obligation on either of their parts to make any independent investigation of the matters being represented and warranted, or to make any inquiry of any other persons, or to search or examine any files, records, books, correspondence and the like; provided that, notwithstanding the foregoing, Ms. Kittler and Mr. Milroy shall make inquiry of representatives of Seller’s management company for the Property.

Seller shall have no liability whatsoever to Buyer with respect to any Exception Matters.  If Buyer obtains knowledge of any Exception Matters before the Closing, Buyer may consummate the acquisition of the Property subject thereto if Buyer determines to proceed with the purchase of the Property pursuant to Article 4; provided, however, if Buyer obtains knowledge of any Exception Matters between the end of the Inspection Period and the Closing, which Exception Matters (other than liens voluntarily created by Seller, mechanics’ liens filed against the Property for worked performed at Seller’s direction and attachments by creditors of Seller, each of which Seller shall be obligated to remove or cause Buyer’s title company to insure over) would reasonably be expected to have an adverse affect the value to Buyer of the transactions contemplated by this Agreement in an amount equal to or greater than $250,000 in the opinion of an institutional real estate sales broker selected by Seller and Buyer, Buyer may terminate this Agreement and receive a refund of the Deposit upon written notice to the Seller on or before the Closing Date.  Upon any such termination of this Agreement, neither party shall have any further rights or obligations hereunder except as expressly provided for herein.

Buyer agrees to inform Seller promptly in writing if it discovers that any representation or warranty of Seller is inaccurate in any material respect, or if it believes that Seller has failed to deliver to Buyer any document or material which it is obligated to deliver hereunder.

4.                                       Conditions Precedent to Buyer’s Obligations.  All of Buyer’s obligations hereunder are expressly conditioned on the satisfaction at or before the time of Closing hereunder, or at or before such earlier time as may be expressly stated below, of each of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer, at Buyer’s option):

4.1.                              Accuracy of Representations.  All of the representations and warranties of Seller contained in this Agreement shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the date of Closing with the same effect as if made on and as of such date.

4.2.                              Performance.  Seller shall have performed, observed and complied with all material covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

4.3.                              Documents and Deliveries.  All instruments and documents required on Seller’s part to effectuate this Agreement and the transactions contemplated hereby shall be delivered to Buyer and shall be in form and substance consistent with the requirements herein.

4.4.                              Inspection Period; Access; Purchase “As Is”.

4.4.1.                     Buyer acknowledges that it has completed its review of the physical conditions of the Property and is satisfied with the same, except that Buyer reserves the right to perform a cursory review of the unit renovations; provided that Buyer reserves the right to obtain updates to Seller’s environmental reports and to test the Property for the presence of lead paint.  Without limiting the effect of the immediately preceding sentence, during the Inspection Period (hereinafter defined), Buyer, its agents and representatives, shall be entitled to enter upon the Property (as coordinated through Seller’s property manager), including all leased areas, upon reasonable prior notice to Seller, to perform inspections and tests of the Property, but agrees to limit its remaining inspection to the physical inspection set forth in the immediately preceding sentence, review of title, survey and zoning for the Property, and examination of the books and records of Seller and Seller’s property manager relating to the Property. During the Inspection Period, to the extent within Seller’s possession, Seller will deliver to Buyer, without making any representation or warranty with respect thereto, evidence that the hallway doors at the Property are fire-rated doors, and a lead paint compliance letter for the Property.  Before entering upon the Property, Buyer shall furnish to Seller evidence of general liability insurance coverage in such amounts and insuring against such risks as Seller may reasonably require.  Notwithstanding the foregoing, Buyer shall not be permitted to interfere unreasonably with Seller’s operations at the Property or interfere with any tenant’s operations at the Property, and the scheduling of any inspections shall take into account the timing and availability of access to tenants’ premises, pursuant to tenants’ rights under the Leases or otherwise.  If Buyer wishes to engage in any testing which will damage or disturb any portion of the Property, Buyer shall obtain Seller’s prior consent thereto, which may be refused or conditioned as Seller may deem appropriate.  Without limiting the generality of the foregoing, Seller’s written approval (which, notwithstanding the foregoing, may be granted, withheld or conditioned in Seller’s sole discretion) shall be required prior to any testing or sampling of surface or subsurface soils, surface water, groundwater or any materials in or about the Improvements in connection with Buyer’s environmental due diligence.  Buyer shall immediately repair any damage to the Property caused by any such tests or investigations, and indemnify Seller from any and all liabilities, claims, costs and expenses resulting therefrom including court costs and attorneys’ fees through all appellate levels and post-judgment proceedings.  The foregoing indemnification shall survive Closing or the termination of this Agreement.

4.4.2.                     The term “Inspection Period,” as used herein, shall mean the period ending at 5:00 p.m. on the earlier to occur of: (i) ten (10) calendar days after the full execution and delivery of this Agreement and (ii) July 22, 2004; provided that Buyer shall have until 5:00 p.m. on July 29, 2004 to obtain updates to Seller’s environmental reports, which Buyer acknowledges are otherwise satisfactory to Buyer.  If such day is not a business day in Boston,

Massachusetts, then the Inspection Period shall end at 5:00 p.m. on the next business day.  Buyer may terminate this Agreement in its sole discretion by giving written notice of such election to Seller on any day prior to and including the final day of the Inspection Period (or July 29, 2004 in the event that Buyer fails to obtain updates to Seller’s environmental reports), in which event the Deposit shall be returned forthwith to Buyer and, except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  In the absence of such written notice, the contingency provided for in this Section 4.4.2 no longer shall be applicable, and this Agreement shall continue in full force and effect.

4.4.3.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS”, EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT. BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY PROSPECTUS OR OTHER MARKETING MATERIALS DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT.  BUYER ALSO ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS-IS.”

BUYER ACKNOWLEDGES RECEIPT OF THE ENVIRONMENTAL REPORTS LISTED ON EXHIBIT E (AND ACKNOWLEDGES THAT THE REPORTS REFERRED TO THEREIN WERE MADE AVAILABLE TO BUYER), AND REPRESENTS TO SELLER THAT BUYER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE

EXPRESSLY SET FORTH IN THIS AGREEMENT.  UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION OR OTHER DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR ANY TERMINATION OF THIS AGREEMENT.

4.4.4.                     Buyer hereby agrees that, if at any time after the Closing, any third party or any governmental agency seeks to hold Buyer responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials (as hereinafter defined) in, on, above or beneath the Real Property or emanating therefrom, then the Buyer waives any rights it may have against Seller in connection therewith including, without limitation, under CERCLA (defined below), and Buyer agrees that it shall not (i) implead the Seller, (ii) bring a contribution action or similar action against the Seller or (iii) attempt in any way to hold the Seller responsible with respect to any such matter.  The provisions of this Section 4.4.4 shall survive the Closing.  As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitated concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (“CERCLA”), the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., similar state laws and regulations adopted thereunder.

4.5.                              Survey.  Within three (3) days after the full execution and delivery of this Agreement, Seller shall deliver to Buyer a copy of the most recent “as-built” survey of the Property in the Seller’s possession (the “Survey”).  If required by Buyer’s title insurance company to remove the survey exception from Buyer’s title policy, Seller shall represent and warrant to Buyer’s title insurance company that, except for the removal of a one-story wooden structure that was located over the garage ramp near the center of the Property, there have been no changes to the footprint of the Improvements or to the boundaries of the Real Properties since the date of the Survey.  Buyer shall have a period of ten (10) days from the date of Buyer’s receipt of the Survey within which to approve or disapprove matters disclosed by the Survey and to give written notice to Seller of any disapproval thereof, indicating in reasonable detail the nature and reasons for Buyer’s objection.  In the event Buyer so notifies Seller of Buyer’s disapproval of the Survey, Seller may elect (but shall have no obligation whatsoever) to attempt to cure any disapproved matter within thirty (30) days from receipt of such notice (the “Survey Cure Period”), in which event the Closing, if it otherwise is scheduled to occur earlier, shall be extended until the earlier of thirty (30) days after receipt of such notice or three (3) business days after such matter is cured.  Within five (5) business days after receiving Buyer’s notice (the “Seller’s Survey Notice Period”), Seller shall notify Buyer if Seller intends to attempt to effectuate such cure.  In the event that, prior to the expiration of the Seller’s Survey Notice Period, Seller fails to give such notice of its intention to attempt to effectuate such cure, Buyer may, within two (2) business days after the expiration of the Seller’s Survey Notice Period, terminate this Agreement by notice to Seller in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided if Buyer does not so terminate this Agreement within two (2) business days after the expiration of the Seller’s Survey Notice Period, Buyer shall be deemed to have waived objection to any such survey matter and agreed to accept title subject thereto, without reduction in the Purchase Price.  In the event Seller gives such notice of its intention to attempt to effectuate such cure and thereafter fails to actually effectuate such cure within the Survey Cure Period, Buyer’s sole rights with respect thereto shall be to terminate this Agreement within two (2) business days after the expiration of the Survey Cure Period, in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided if Buyer does not so terminate this Agreement within two (2) business days after the expiration of the Survey Cure Period, Buyer shall be deemed to have waived objection to any such survey matter and agreed to accept title subject thereto, without reduction in the Purchase Price.

4.6.                              Title.  Within three (3) days after the full execution and delivery of this Agreement, Seller shall deliver to Buyer a complete title report or commitment with respect to the Property (with copies of all instruments listed as exceptions to title).  Buyer shall have a period ending upon the earlier to occur of: (i) ten (10) calendar days after the full execution and delivery of this Agreement and (ii) July 22, 2004 within which to examine said title report (the “Title Examination Period”).  If such day is not a business day in Boston, Massachusetts, then the Title Examination Period shall end at 5:00 p.m. on the next business day.  If Buyer objects to any matters disclosed in the title report, Buyer shall, within said period, notify Seller in writing, specifying the objectionable matters.  Seller may elect (but shall have no obligation whatsoever) to attempt to cure any such matters within thirty (30) days from receipt of such notice (the “Title Cure Period”), in which event the Closing, if it otherwise is scheduled to occur earlier, shall be extended until the earlier of thirty (30) days after receipt of such notice or three (3) business days after such matter is cured.  Within five (5) business days after receiving Buyer’s notice (the “Seller’s Title Notice Period”), Seller shall notify Buyer if Seller intends to attempt to effectuate such cure.  In the event that, prior to the expiration of the Seller’s Title Notice Period, Seller fails to give such notice of its intention to attempt to effectuate such cure, then Buyer may, within two (2) business days after the expiration of the Seller’s Title Notice Period, terminate this Agreement by notice to Seller, in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided that if Buyer does not so terminate this Agreement within two (2) business days after the expiration of Seller’s Title Notice Period, Buyer shall be deemed to have waived objection to any such title matter and agreed to accept title subject thereto, without reduction in the Purchase Price.  In the event Seller gives such notice of its intention to attempt to effectuate such cure and thereafter fails to actually effectuate such cure within the Title Cure Period, Buyer’s sole rights with respect thereto shall be to terminate this Agreement within two (2) business days after the expiration of the Title Cure Period, in which event the Deposit, and all interest earned thereon, shall be returned to Buyer, provided that if Buyer does not so terminate this Agreement within two (2) business days after the expiration of the Title Cure Period, Buyer shall be deemed to have waived objection to any such title matter and agreed to accept title subject thereto, without reduction in the Purchase Price.

5.                                       Failure of Conditions.  In the event Seller shall not be able to convey title to the Property on the date of Closing in accordance with the provisions of this Agreement and such inability shall not have been caused by Buyer, then Buyer shall have the option, exercisable by written notice to Seller at or prior to Closing, of (1) accepting at Closing such title as Seller is able to convey and/or waiving any unsatisfied condition precedent, with no deduction from or adjustment of the Purchase Price, or (2) declining to proceed to Closing.  In the latter event, except as expressly set forth herein, all obligations, liabilities and rights of the parties under this Agreement shall terminate, and the Deposit shall be returned to Buyer.

6.                                       New Leases and Lease Modifications.

6.1.                              Permitted Leases Without Buyer Approval.  From the date of this Agreement to the Closing Date, Seller shall be entitled, without the consent of Buyer, to extend the term of any Lease or enter into any new Lease and make any tenant and other capital improvements in connection therewith as long as said Leases and improvements are:  (1) made in the ordinary course of Seller’s business as conducted in the calendar year to date; (2) are consistent with Seller’s current market rental ranges and tenant credit qualifications for the calendar year to date; and (3) are for a term of not more than one (1) year.

6.2                                 Termination for Default. From the date of this Agreement to the Closing Date, Seller may cancel or terminate any Lease or commence collection, unlawful detainer or other remedial action against any tenant without Buyer’s consent upon the occurrence of a default by the tenant under said Lease.

7.                                       Closing; Deliveries.

7.1.                              Time of Closing.  The Closing shall take place on the date that is thirty (30) days after the expiration of the Inspection Period (subject, however, to extension pursuant to Sections 4.5 or 4.6) at the offices of the Escrow Agent, unless otherwise agreed to in writing by both Seller and Buyer (the “Original Closing Date”), provided however, the Buyer may extend (i) the Original Closing Date up to fifteen (15) additional days by providing written notice of such extension to the Seller on or before the Original Closing Date (as so extended, the “Extended Closing Date”), and delivering an additional One Hundred Thousand Dollars ($100,000.00) deposit in immediately available funds, to the Escrow Agent to be held in escrow and delivered in accordance with this Agreement; and (ii) the Extended Closing Date up to fifteen (15) additional days by providing written notice of such extension to the Seller on or before the Extended Closing Date, and delivering an additional One Hundred Thousand Dollars

($100,000.00) deposit in immediately available funds, to the Escrow Agent to be held in escrow and delivered in accordance with this Agreement.  If any date on which the closing would occur by operation of this Agreement is not a business day in Boston, Massachusetts, the Closing shall occur on the next business day.

7.2.                              Seller Deliveries.  At Closing, Seller shall deliver to Buyer the following, and it shall be a condition to Buyer’s obligation to close that Seller shall have delivered the same to Buyer:

7.2.1.                     A Quit Claim Deed to the Real Property from Seller, duly executed and acknowledged by Seller and substantially in the form of Exhibit G, subject to such title matters as are approved by Buyer pursuant to Sections 4.5 and 4.6.

7.2.2.                     A bill of sale for the Personalty from Seller, substantially in the form of Exhibit H, duly executed by Seller.

7.2.3.                     An Assignment of Leases from Seller, substantially in the form of Exhibit I, duly executed and acknowledged by Seller.

7.2.4.                     An Assignment of Warranties and Permits from Seller, substantially in the form of Exhibit J, duly executed by Seller.

7.2.5.                     An Assignment and Assumption of Contracts, relating solely to the Assigned Contracts from Seller, substantially in the form of Exhibit K, duly executed by Seller.

7.2.6.                     All architectural and engineering drawings and specifications, utilities layout plans, topographical plans and the like in Seller’s possession and owned by Seller used in the construction, improvement, alteration or repair of the Land or the Improvements.

7.2.7.                     Originals or copies certified by Seller of all Leases, records, Contracts, other materials identified in the Exhibits hereto, and all other books, records and files maintained by Seller’s property manager relating to the construction, leasing, operation and maintenance of the Property.

7.2.8.                     A notice to each tenant, executed by  Seller, advising of the sale of the Property and directing that rent and other payments thereafter be sent to Buyer at the address provided by Buyer at Closing.

7.2.9.                     Such affidavits or letters of indemnity as the title insurer shall require in order to issue, without extra charge, an owner’s policy of title insurance free of any exceptions for unfiled mechanics’ or materialmen’s liens for work performed by Seller (but not any tenants) prior to Closing, or for rights of parties in possession other than pursuant to the Leases.

7.2.10.               A Non-Foreign Affidavit as required by the Foreign Investors in Real Property Tax Act (“FIRPTA”), as amended, in the form of Exhibit N, duly executed by Seller.

7.2.11.               A certification by Seller that all representations and warranties made by Seller in Article 3 of this Agreement are true and correct in all material respects on the date of Closing.

7.2.12.               All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby, including, without limitation, such evidence of Seller’s authority and good standing as may reasonably be required by Buyer and Buyer’s title company.

7.2.13  A tenant estoppel certificate and subordination, non-disturbance and attornment agreement, in form and substance reasonably satisfactory to Buyer, from Lundermac, Inc., relating to the lease described in the Notice Of  Lease recorded in Middlesex South Registry of Deeds, Book 37256, Page 199.

7.3.                              Buyer Deliveries.  At Closing, Buyer shall deliver to Seller the following, and it shall be a condition to Seller’s obligation to close that Buyer shall have delivered the same to Seller:

7.3.1.                     In accordance with Seller’s instructions, a wire transfer in the amount required under Section 2.2 hereof (subject to the adjustments provided for in this Agreement), transferred to the order or account of Seller or to such other person or persons as Seller shall designate in writing.

7.3.2.                     A certification by Buyer that all representations and warranties made by Buyer in Article 16 of this Agreement are true and correct in all material respects on the date of Closing.

7.3.3.                     The assignment of Leases referred to in Section 7.2.3, duly executed and acknowledged by Buyer.

7.3.4.                     The Assignment and Assumption of Contracts referred to in Section 7.2.5. duly executed and acknowledged by Buyer.

7.3.5                        All other instruments and documents reasonably required to effectuate this Agreement and the transactions contemplated thereby.

8.                                       Apportionments; Taxes; Expenses.

8.1.                              Apportionments.

8.1.1.                     Taxes and Operating Expenses.  All real estate taxes, charges and assessments affecting the Property (“Taxes”), all charges for water, electricity, sewer rental, gas, telephone and all other utilities (“Operating Expenses”), to the extent not paid directly by tenants, shall be prorated on a per diem basis as of the date of Closing.  If any Taxes have not been finally assessed as of the date of Closing for the current fiscal year of the taxing authority, then the same shall be adjusted at Closing based upon the most recently issued bills therefor, and shall be re-adjusted when and if final bills are issued.  If any bills for Operating Expenses for periods prior to Closing are not then available, those amounts shall be adjusted after Closing within thirty (30) days of receipt of said bills.

If Seller is presently prosecuting tax abatement proceedings, after the Closing, Seller shall continue to be authorized to prosecute such proceedings, and shall be entitled to any abatement proceeds obtained in connection therewith.  Buyer agrees after the Closing, to the extent reasonably necessary for Seller to continue to prosecute such proceedings, to reasonably cooperate with Seller, at no cost to Buyer, in such prosecution, and also agrees to promptly endorse or pay over to Seller any abatement amounts for such years received by Buyer.

8.1.2.                     Rent.  Except for delinquent rent, all rent under the Leases shall be prorated to the date of Closing. Delinquent rent shall not be prorated but shall remain the property of Seller.  Payments received from tenants from and after the date of Closing shall be applied first to rents then due for the current period and then to rents delinquent as of the date of Closing.  Buyer shall use reasonable efforts to collect delinquent rents for the benefit of Seller, and shall cooperate with Seller in the collection of any delinquent amounts.

8.1.3.                     Charges under Assigned Contracts.  The unpaid monetary obligations of Seller with respect to any of the Assigned Contracts shall be prorated on a per diem basis as of the date of Closing.

8.1.4                        Improvement Liens.  Certified, confirmed or ratified liens for governmental improvements or special assessments as of the Closing Date, if any, shall be paid in full by Seller (except those which are payable in installments, in which event the current installment shall be prorated), and pending liens for governmental improvements or special assessments as of the Closing Date shall be assumed by Buyer.

8.1.5                        Tenant Security Deposits.  Buyer shall receive a credit for all tenant refundable deposits, security deposits, and prepaid rent then held by Seller.

8.2.                              Expenses.  Each party will pay all its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, (1) all costs and expenses stated herein to be borne by a party, and (2) all of their respective accounting, legal and appraisal fees.  Buyer, in addition to its other expenses, shall pay at Closing (1) all recording charges incident to the recording of the deed for the Real Property, (2) premiums for any coverage under Buyer’s title insurance policy, and (3) one-half of the fees, costs and expenses of Escrow Agent and the costs of any taxes assessed thereon.  Seller, in addition to its other expenses, shall pay at Closing (a) all recording charges incident to title clearing documents for the Real Property; (b) all documentary stamps, deed stamps and realty transfer taxes; and (c) one-half of the fees, costs and expenses of Escrow Agent and the costs of any taxes assessed thereon.

9.                                       Damage or Destruction; Condemnation; Insurance.

If at any time prior to the date of Closing there is damage or destruction to the Property the cost for repair of which exceeds Five Million Dollars ($5,000,000.00) and the Property cannot be restored to its original condition prior to Closing, or if all or any material portion of the Property is condemned or taken by eminent domain proceedings by any public authority, then, at Buyer’s option, this Agreement shall terminate, and the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.

If there is any damage or destruction or condemnation or taking, as above set forth, and if Buyer elects not to terminate this Agreement as therein provided, then (1) in the case of a taking, all condemnation proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at Closing; and (2) in the case of a casualty, Seller shall assign to Buyer all rights to any insurance proceeds paid or payable under the applicable insurance policies, less any costs of collection and any sums expended in restoration.

10.                                 Remedies.

10.1.                        Buyer Default.  In the event Buyer breaches or fails, without legal excuse to complete the purchase of the Property or to perform its obligations under this Agreement, then Seller shall, as its sole remedy therefor, be entitled to receive the Deposit, plus all interest earned and accrued thereon, as liquidated damages (and not as a penalty) in lieu of, and as full compensation for, all other rights or claims of Seller against Buyer by reason of such default.  Thereupon this Agreement shall terminate and the parties shall be relieved of all further obligations and liabilities hereunder, except as expressly set forth herein.  Buyer and Seller acknowledge that the damages to Seller resulting from Buyer’s breach would be difficult, if not impossible, to ascertain with any accuracy, and that the liquidated damage amount set forth in this Section represents both parties’ best efforts to approximate such potential damages.

10.2                           Seller Default.  In the event Seller breaches or fails, without legal excuse, to complete the sale of the Property or to perform its obligations under this Agreement, Buyer may, as its sole remedy therefor, subject to the next paragraph of this Section 10.2, either (i) enforce specific performance of this Agreement against Seller, or (ii) terminate this Agreement and receive a return of the Deposit, except that in the case of any breach of a representation, warranty or covenant of Seller which survives the closing, if Buyer closes, Buyer shall be entitled, as its sole remedy, to recover its actual damages therefor.

Notwithstanding anything to the contrary contained in this Agreement, Buyer agrees that its recourse against Seller under this Agreement or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be strictly limited to Seller’s interest in the Property (or upon consummation of the transaction contemplated hereunder, to the net proceeds of the sale thereof actually received by Seller), and that in no event shall Buyer seek or obtain any recovery or judgment against any of Seller’s other assets (if any) or against any of Seller’s partners (or their constituent partners) or any director, officer, employee or shareholder of any of the foregoing.  Buyer agrees that Seller shall have no liability to Buyer for any breach of Seller’s covenants, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the property or this transaction unless the valid claims for all such breaches collectively aggregate more than Fifty Thousand Dollars ($50,000.00), in which event the full amount of such valid claims shall be actionable, up to the cap set forth in the following sentence.  Further, Buyer agrees that any recovery against Seller for any breach of Seller’s covenants, representations or warranties hereunder or under any other agreement, document, certificate or instrument delivered by Seller to Buyer, or under any law applicable to the Property or this transaction, shall be limited to Buyer’s actual damages not in excess of  Five Hundred Thousand Dollars ($500,000.00) in the aggregate (except in the event of a breach of Seller’s representations and warranties set forth in Section 3.6, as to which Buyer’s damages shall be limited to One Million Dollars ($1,000,00.00), provided that Buyer shall first have exhausted its rights and remedies under any insurance policies with respect thereto), and that in no event shall Buyer be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, indirect or punitive damages.

11.                                 Confidentiality.  Buyer agrees to keep confidential and not to use, other than in connection with its determination whether to proceed with the purchase of the Property in accordance with Section 4.4 hereof, any of the documents, material or information regarding the Property supplied to Buyer by Seller or by any third party at Seller’s request, including, without limitation any environmental site assessment reports furnished to Buyer except to Buyer’s consultants on a “need to know” basis, unless Buyer is compelled to disclose such documents, material or information by law or by subpoena.  Buyer agrees to indemnify and hold harmless Seller from and against any and all losses, damages, claims and liabilities of any kind (including, without limitation, reasonable attorneys’ fees through all appellate levels and post-judgment proceedings) arising out of Buyer’s breach of this Section 11.  In the event that the Closing does not occur in accordance with the terms of this Agreement, Buyer shall return to Seller all of the documents, material or information regarding the Property supplied to Buyer by Seller or at the request of Seller and all copies thereof.  The provisions of this Section 11 shall survive the termination of this Agreement but shall no longer be applicable following Closing in accordance with the terms of this Agreement.

12.                                 Possession.  Possession of the Property shall be surrendered to Buyer at Closing, subject to the rights of tenants under the Leases.

13.                                 Notices.  All notices and other communications provided for herein shall be in writing and shall be sent to the address set forth below (or such other address as a party may hereafter designate for itself by notice to the other parties as required hereby) of the party for whom such notice or communication is intended:

13.1.                        If to Seller:

c/o AEW Capital Management, L.P.

Two Seaport Lane

Boston, Massachusetts 02210

Fax No.:  (617) 261-9555

Attention:  General Counsel

With a copy to:                                                             c/o AEW Capital Management, L.P.

Two Seaport Lane

Boston, Massachusetts 02210

Fax No.:  (617) 261-9555

Attention:  Kevin Stotts, V.P.

and:                                                                                                                         Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA  02108

Fax No.:  (617) 526-6000

Attention:  Joseph Christian, Esq.

13.2.                        If to Buyer:

The Hamilton Company Inc.

39 Brighton Avenue

Boston, MA 02134

Fax No.:  (617) 783-0568

Attention:  Carl A. Valeri, President

With a copy to:                                                             Posternak Blankstein & Lund LLP

Prudential Tower

800 Boylston Street

Boston, MA  02199

Fax No.:  (617) 722-4941

Attention:  Sally E. Michael, Esq.,

prior to July 19, 2004, and from and after July 19, 2004:

Dionne & Gass

73 Tremont Street

Boston, MA 02108

Fax No.:  (617) 723-4151

Attention:  Sally E. Michael, Esq.

13.3                           If to the Escrow Agent to:

Commonwealth Land Title Insurance Company

77 Franklin Street, 6th Floor

Boston, MA  02110

Fax No.: (617) 542-0636

Attention:  Phillip A. Tanner, Title Attorney

Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid; by hand delivery; by overnight courier service; or by telecopy, with an original by regular mail.  Any such notice or communication shall be effective when delivered or when delivery is refused.

14.                                 Brokers.  Buyer and Seller each represents to the other that it has not dealt with any broker or agent in connection with this transaction other than CB Richard Ellis (“Broker”) (“Broker”).  Seller shall pay Broker a commission pursuant to a separate agreement, if, as and when the Closing occurs, but not otherwise.  Each party hereby indemnifies and holds harmless the other party from all loss, cost and expense (including reasonable attorneys’ fees) arising out of a breach of its representation or undertaking set forth in this Section 14.  The provisions of this Section 14 shall survive Closing or the termination of this Agreement.

15.                                 Escrow Agent.  Escrow Agent shall hold the Deposit in accordance with the terms and provisions of this Agreement, subject to the following:

15.1.                        Obligations.  Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Agent.

15.2.                        Reliance.  Escrow Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes, and any statement or assertion contained in such writing or instrument, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so.  Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Agent’s duties under this Agreement shall be limited to those provided in this Agreement.

15.3.                        Indemnification.  Unless Escrow Agent discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Buyer shall indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in such connection Seller and Buyer shall indemnify Escrow Agent against any and all expenses including reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity.

15.4.                        Disputes.  If the parties (including Escrow Agent) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Agent, or the application of the Deposit, Escrow Agent shall hold the Deposit until the receipt of written instructions from both Buyer and Seller or a final order of a court of competent jurisdiction.  In addition, in any such event, Escrow Agent may, but shall not be required to, file an action in interpleader to resolve the disagreement.  Escrow Agent shall be indemnified for all costs and reasonable attorneys’ fees in its capacity as Escrow Agent in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received.

15.5.                        Counsel.  Escrow Agent may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel.  Escrow Agent shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, unless caused by its negligence or willful misconduct.

15.6                           Interest.  All deposits into the escrow shall be held by the Escrow Agent in an interest bearing account.  All interest earned on the Deposit shall be deemed to be part of the Deposit and shall accrue to the benefit of Buyer except to the extent the Deposit becomes payable to Seller pursuant to Section 10.1.  In such event the interest earned on the Deposit shall accrue to the benefit of the Seller.

16.                                 Representations of Buyer.  Buyer represents and warrants that:

16.1.                        Authority.  Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the state of Massachusetts and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Buyer has been duly authorized.

16.2.                        No Conflict.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Buyer does not and will not violate any applicable law, ordinance, statute, rule, regulation, order, decree or judgment, conflict with or result in the breach of any material terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Buyer by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Buyer is a party or which is or purports to be binding upon Buyer or which otherwise affects Buyer, which will not be discharged, assumed or released at Closing.  No action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Buyer in accordance with its terms.

16.3                           ERISA Matters.  Buyer is not:  (i) a plan which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as defined in Section 3(3) of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a “Plan”); (ii) a “governmental plan” as defined in Section 3(32) of ERISA; or (iii) a “party in interest,” as defined in Section 3(14) of ERISA, to a Plan, except with respect to plans, if any, maintained by Buyer, nor do the assets of Buyer constitute “plan assets” of one or more of such Plans within the meaning of Department of Labor Regulations Section 2510.3-101.  Buyer is acting on its own behalf and not on account of or for the benefit of any Plan.  Buyer has no present intent to transfer the Property to any entity, person or Plan which will cause a violation of ERISA.  Buyer shall not assign its interest under this Agreement to any entity, person or Plan which will cause a violation of ERISA.

16.4                           Source of Funds.  Buyer has available to it unrestricted funds which it may use in its sole discretion to pay the full equity portion of the Purchase Price and otherwise comply with the provisions of this Agreement.  Buyer acknowledges and agrees that its obligations hereunder are not contingent upon Buyer obtaining financing for the purchase of the Property.

17.                                 Miscellaneous.

17.1.                        Assignability.  Buyer may not assign or transfer all or any portion of its rights or obligations under this Agreement to any other individual, entity or other person without the consent thereto by Seller.  However, Buyer may assign or transfer such rights and obligations to a limited liability company which is to be controlled by principals of the Buyer and in which principals of Buyer own an interest, without Seller’s consent, but with prior notice to Seller; provided that Buyer shall remain liable for all obligations of Buyer under this Agreement.  No assignment or transfer by Buyer will be permitted if such assignment or transfer would, in Seller’s opinion, cause this transaction to violate any provision of applicable law, including, without limitation, ERISA.

17.2.                        Governing Law; Bind and Inure.  This Agreement shall be governed by the law of the Commonwealth of Massachusetts and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

17.3.                        Recording.  This Agreement or any notice or memorandum hereof shall not be recorded in any public record.  A violation of this prohibition shall constitute a material breach of Buyer, entitling Seller to terminate this Agreement.

17.4.                        Time of the Essence.  Time is of the essence of this Agreement.

17.5.                        Headings.  The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

17.6.                        Counterparts.  This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17.7.                        Exhibits.  All Exhibits which are referred to herein and which are attached hereto or bound separately and initialed by the parties are expressly made and constitute a part of this Agreement.

17.8.                        Survival.  Unless otherwise expressly stated in this Agreement, each of the warranties and representations of Seller and Buyer shall survive the Closing and delivery of the deed and other closing documents by Seller to Buyer, and shall not be deemed to have merged therewith; provided, however, that any suit or action for breach of any of the representations or warranties set forth herein must be commenced within one hundred eighty (180) days after the Closing or any claim based thereon shall be deemed irrevocably waived.  Unless expressly made to survive, all obligations and covenants of Seller contained herein shall be deemed to have been merged into the deed and shall not survive the Closing.

17.9.                        Use of Proceeds to Clear Title.  To enable Seller to make conveyance as herein provided, Seller may, at the time of Closing, use the Purchase Price or any portion thereof to clear the title of any or all encumbrances or interests, provided that provision reasonably satisfactory to Buyer’s attorney is made for prompt recording of all instruments so procured in accordance with conveyancing practice in the jurisdiction in which the Property is located.

17.10.                  Submission not an Offer or Option.  The submission of this Agreement or a summary of some or all of its provisions for examination or negotiation by Buyer or Seller does not constitute an offer by Seller or Buyer to enter into an agreement to sell or purchase the Property, and neither party shall be bound to the other with respect to any such purchase and sale until a definitive agreement satisfactory to the Buyer and Seller in their sole discretion is executed and delivered by both Seller and Buyer.

17.11.                  Entire Agreement; Amendments.  This Agreement and the Exhibits hereto set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained herein.  This Agreement may not be changed orally but only by an agreement in writing, duly executed by or on behalf of the party or parties against whom enforcement of any waiver, change, modification, consent or discharge is sought.

17.12.                  Lead Warning Statement.  Every Buyer of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning.  Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems and impaired memory.  Lead poisoning also poses a particular risk to pregnant women.  The Seller of any interest in residential real property is required to provide the Buyer with any information on lead-based paint hazards from risk assessments or inspections in the Seller’s possession and notify the Buyer of any known lead-based paint hazards.  A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

[Signatures are on the next page]

SELLER:

PILOT WATERTOWN APARTMENTS LLC

By:	Federal Street Operating, LLC
By: Federal Street Management, LLC
By: Federal Street Management Co., Inc.

By:
Name:
Title:

	By:	Pilot Main Street LLC
By: Pilot Development Partners, Inc.

By:
Name:
Title:

BUYER:

THE HAMILTON COMPANY, INC.

By:
	Name:	Harold Brown
	Title:	Chairman

ESCROW AGENT:

COMMONWEALTH LAND TITLE INSURANCE COMPANY, a Pennsylvania corporation

By:
Name:
Title: